Exhibit 99.1

600 North Dairy Ashford Road
Houston, TX 77079-1175
Media Relations: 281-293-1149
www.conocophillips.com/media

NEWS RELEASE	Oct. 31, 2018

ConocoPhillips Announces Executive Leadership Retirement and Realignment

HOUSTON - ConocoPhillips (NYSE: COP) today announced the retirement of Al Hirshberg as executive vice president, Production, Drilling and Projects after more than 35 years of industry service, including eight years with ConocoPhillips. In conjunction with Hirshberg’s retirement, the company also announced the realignment of executive leadership responsibilities, as follows:

•                  Matt Fox, currently executive vice president, Strategy, Exploration and Technology, will be named executive vice president and chief operating officer. Matt will have responsibility for worldwide exploration and production operations, corporate planning and technology. Fox has over 30 years of industry experience in a broad range of technical and leadership roles, including leading ConocoPhillips’ exploration and production operations from 2012-2016.

•                  Don Wallette, Jr., currently executive vice president, Finance, Commercial and chief financial officer, will be named executive vice president and chief financial officer. Don will have responsibility for the finance, commercial, acquisitions and divestitures, and information technology functions. Wallette has over 30 years of experience and has served in several technical and leadership roles in ConocoPhillips, including leading the company’s business development function from 2012-2016.

These appointments are effective on Jan. 1, 2019. Hirshberg will remain in his current position until that date to provide support during the transition of his responsibilities. Fox and Wallette will continue to report to Chairman and Chief Executive Officer Ryan Lance.

“Al has been an impactful member of our leadership team and I want to thank him for his many contributions to ConocoPhillips,” said Ryan Lance. “Al played a valuable role in our launch as an independent exploration and production company and in the successful execution of our business strategy. We wish him the best in retirement. By taking on expanded roles, Matt and Don will provide strong continuity within the executive leadership team for delivering our disciplined, returns-focused value proposition to all stakeholders.”

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $71 billion of total assets, and approximately 11,100 employees as of Sept. 30, 2018. Production excluding Libya averaged 1,221 MBOED for the nine months ended Sept. 30, 2018, and proved reserves were 5.0 billion BOE as of Dec. 31, 2017. For more information, go to www.conocophillips.com.

Contacts

Daren Beaudo (media)

281-293-2073

daren.beaudo@conocophillips.com

Mark Keener (investors)

281-293-5000

mark.a.keener@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs relating to crude oil, bitumen, natural gas, LNG, natural gas liquids and any materials or products (such as aluminum and steel) used in the operation of our business; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete the sale of our announced dispositions or acquisitions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for our announced dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of our announced dispositions, acquisitions or our remaining business; business disruptions during or following our announced dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced dispositions in the manner and timeframe we currently anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.